Transgenomic Reports Fourth Quarter Financial Results

Conference call begins at 5:00 p.m. Eastern Time today

OMAHA, Neb. (February 24, 2010) – Transgenomic, Inc. (OTC/BB: TBIO) today reported financial results for the three and 12 months ended December 31, 2009, and provided a business update.

Fourth Quarter Financial Results

Net income for the fourth quarter of 2009 was $129,000 or $0.00 per diluted share, compared with a net loss of $219,000 or $0.00 per share for the fourth quarter of 2008.

Net sales were $6.5 million during the fourth quarter 2009, compared with $6.1 million during the comparable period of 2008. Gross profit was $3.4 million or 52 percent of net sales during the fourth quarter of 2009, compared with gross profit of $3.4 million or 55 percent of net sales during the comparable period of 2008.  Operating expenses were $3.1 million during the fourth quarter of 2009, compared with $3.4 million during the same period of 2008.  The 2008 operating expenses included a goodwill impairment charge of $638,000 and income from foreign currency revaluation of $0.5 million.  Cash and cash equivalents were $5.6 million as of December 31, 2009, compared with $4.8 million as of December 31, 2008.

Full Year Financial Results

The Company reported a net loss for 2009 of $1.9 million or $0.04 per share, compared with a net loss for 2008 of $495,000 or $0.01 per share.

Net sales for 2009 were $22.0 million, compared with $24.0 million for 2008.  Gross profit was $11.6 million or 53 percent of net sales for 2009, compared with gross profit of $13.6 million or 57 percent of net sales for 2008.  Operating expenses were $13.5 million for 2009, which included expense from foreign currency revaluation of $0.3 million.  Operating expenses for 2008 were $14.0 million, which included a goodwill impairment of $638,000, income from foreign currency revaluation of $1.0 million and a restructuring charge of $118,000.  Cash flow from operations was $1.3 million for 2009, compared with cash flow used in operations of $413,000 for 2008.

Comment and Outlook

Craig Tuttle, president and chief executive officer, commented, “We took a number of steps in the fourth quarter of 2009 that are expected to have a positive effect on the financial performance of Transgenomic for many years to come, as we added to and enhanced our platform technologies for use in drug discovery and in diagnostic screening.  The decision to execute the broad and exclusive license agreement with Dana-Farber Cancer Institute for Cold-PCR already is proving to be a wise one, as it gives us the ability to improve the sensitivity of a multitude of genetic tests while adding new ones to our product offerings.  For example, earlier this month we announced that in a study we conducted in conjunction with a major pharmaceutical company we validated Cold-PCR technology to detect colorectal tumor-associated K-RAS mutations with 100 percent concordance between Transgenomic’s mutation results obtained in plasma and the matched tumor K-RAS genotypes. We will continue our validation studies throughout the year and develop additional cancer assays to complement our K-RAS kit for commercial use and for processing in both our CLIA-certified laboratory and pharmacogenomics laboratory as well as direct sales to end users.

“As personalized medicine continues to evolve, we are working with pharmaceutical companies and are in discussions with many more for the use of Cold-PCR to understand the mechanism of action of various drugs and the predictive value of a custom diagnostic assay. Cold-PCR has the potential to markedly improve patient care and earlier diagnosis of several diseases.

“We are assembling the building blocks that we believe ultimately will be a major force in the early diagnosis of Parkinson’s disease. During the quarter we signed an exclusive licensing option with Gene Solutions for a set of validated mutations found in Parkinson’s disease patients that can form the basis of a novel and accurate diagnostic test that will work with Transgenomic’s mitochondrial mutation detection technology.  In addition, we completed the clinical validation in our CLIA lab of the NuroPro® Parkinson’s disease test, fulfilling the terms of our licensing and collaboration agreement with Power3 Medical. We continue to be in full compliance with the license terms, maintaining our worldwide rights to this exclusive license.”

Commenting on the sales of instruments, Mr. Tuttle went on to say, “As we had anticipated, the timing of several OEM instrument sales that shifted from the third quarter to the fourth led to significant revenue growth on a sequential quarter basis.  Our OEM sales were extremely strong in the fourth quarter and, as the economy improves, we hope to see continued strength here.”

Conference Call

Company management will discuss fourth quarter and full year 2009 financial results and answer questions during a conference call today beginning at 5:00 p.m. Eastern time. To access the call via telephone, please dial 800-862-9098 or 785-424-1051.  The call also will be broadcast live over the Internet. To listen to the webcast, please log onto the Company’s Investor Relations web page at http://www.transgenomic.com/events.asp?id=6 and follow the instructions. An archived recording of the call can be accessed using the same link listed above for 14 days after the call. Investors can also listen to a replay via telephone until 11:59 p.m. Eastern time on Wednesday, March 10, 2010 by dialing 800-374-0328 or 402-220-0663.

About Transgenomic, Inc.

Transgenomic, Inc. (www.transgenomic.com ) is a global biotechnology company specializing in high sensitivity genetic variation and mutation analysis, providing products and services in DNA mutation detection and discovery for clinical research, clinical molecular diagnostics and pharmacogenomics analyses. Its product offerings include the WAVE® Systems and associated consumables specifically designed for use in genetic variation detection and single- and double-strand DNA/RNA analysis and purification. With broad applicability to genetic research, over 1,475 systems have been shipped to customers in more than 30 countries. The SURVEYOR® Mutation Detection Kits and SURVEYOR Check-It Kit provide reagents and protocols for high sensitivity detection of mutations in DNA. In addition, HANABI automated chromosome harvesting systems improve laboratory productivity with consistent quality compared with manual methods for cytogenetic analyses. Service offerings include the Transgenomic Molecular Laboratory, which provides reference laboratory services specializing in molecular diagnostics including Mitochondrial Disorders, Oncology and Hematology, Molecular Pathology and Inherited Diseases. Transgenomic Pharmacogenomics Services is a CRO for pharmacogenomic, translational research and clinical trials.

Forward-Looking Statements

Certain statements in this press release constitute “forward-looking statements” of Transgenomic within the meaning of the Private Securities Litigation Reform Act of 1995, which involve known and unknown risks, uncertainties and other factors that may cause actual results to be materially different from any future results, performance or achievements expressed or implied by such statements. Forward-looking statements include, but are not limited to, those with respect to management’s current views and estimates of future economic circumstances, industry conditions, company performance and financial results, including the ability of the Company to grow its involvement in the diagnostic products and services markets. The known risks, uncertainties and other factors affecting these forward-looking statements are described from time to time in Transgenomic’s filings with the Securities and Exchange Commission. Any change in such factors, risks and uncertainties may cause the actual results, events and performance to differ materially from those referred to in such statements. Accordingly, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 with respect to all statements contained in this press release. All information in this press release is as of the date of the release and Transgenomic does not undertake any duty to update this information, including any forward-looking statements, unless required by law.

For further information, please contact:

Company Contact Transgenomic, Inc. Debra Schneider, CFO (402) 452-5400 investorrelations@transgenomic.com	Investor Relations Contact Lippert/Heilshorn & Associates Kim Sutton Golodetz (212) 838-3777 kgolodetz@lhai.com or Bruce Voss (310) 691-7100 bvoss@lhai.com

Transgenomic, Inc.
Summary Financial Results
Unaudited Condensed Consolidated Statements of Operations
(dollars in thousands except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2009	2008	2009	2008
NET SALES	$6,515	$6,126	$22,023	$23,993
COST OF GOODS SOLD	3,127	2,776	10,418	10,345
Gross profit	3,388	3,350	11,605	13,648
OPERATING EXPENSES:
Selling, general and administrative	2,397	1,972	10,319	10,795
Research and development	714	649	3,182	2,465
Restructuring charges	—	110	—	118
Goodwill Impairment	—	638	—	638
	3,111	3,369	13,501	14,016
INCOME (LOSS) FROM OPERATIONS	277	(19)	(1,896)	(368)
OTHER INCOME:
Interest income	1	(5)	15	74
Other, net	7	(3)	3	12
	8	(8)	18	86
INCOME (LOSS) BEFORE INCOME TAXES	285	(27)	(1,878)	(282)
INCOME TAX EXPENSE	156	192	42	213
NET INCOME (LOSS)	129	(219)	(1,920)	(495)

BASIC AND DILUTED INCOME (LOSS) PER SHARE:
From continuing operations	$0.00	$0.00	$(0.04)	$(0.01)

BASIC WEIGHTED AVERAGE SHARES OUTSTANDING	49,189,672	49,189,672	49,189,672	49,189,672
DILUTED WEIGHTED AVERAGE SHARES OUTSTANDING	49,217,942	49,189,672	49,189,672	49,189,672

Transgenomic, Inc.
Summary Financial Results
Unaudited Condensed Consolidated Statements of Cash Flows
(dollars in thousands)

	Year Ended December 31,
	2009	2008
NET CASH FLOWS PROVIDED BY (USED IN) OPERATING ACTIVITIES	$1,267	$(413)

NET CASH FLOWS USED IN INVESTING ACTIVITIES	(377)	(399)

EFFECT OF FOREIGN CURRENCY EXCHANGE RATE CHANGES ON CASH	(19)	(140)

NET CHANGE IN CASH AND CASH EQUIVALENTS	871	(952)

CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	4,771	5,723

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$5,642	$4,771

Transgenomic, Inc.
Summary Financial Results
Unaudited Condensed Consolidated Balance Sheets
(dollars in thousands)

	December 31, 2009	December 31, 2008
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$5,642	$4,771
Accounts receivable (net of allowances for bad debts of $310 and $388, respectively)	4,522	5,385
Inventories (net of allowance for obsolescence of $507 and $108, respectively)	3,552	4,775
Prepaid expenses and other current assets	738	654
Total current assets	14,454	15,585
PROPERTY AND EQUIPMENT, NET	967	1,198
OTHER ASSETS:
Other assets (net of accumulated amortization of $525 and $425, respectively)	583	773
	$16,004	$17,556
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$1,013	$905
Other accrued expenses	2,517	2,810
Accrued compensation	573	520
Total current liabilities	4,103	4,235
Other long term liabilities	239	116
Total liabilities	4,342	4,351
STOCKHOLDERS’ EQUITY	11,662	13,205
	$16,004	$17,556